Exhibit 10.3
[***] CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(B)(10). SUCH EXCLUDED INFORMATION IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
AMENDMENT NO. 7 TO REVOLVING CREDIT AGREEMENT
THIS AMENDMENT NO. 7 TO REVOLVING CREDIT AGREEMENT (this “Amendment”), dated as of March 31, 2022 (the “Seventh Amendment Effective Date”) is entered into among the Credit Parties, the Guarantors, the Agents and the Lenders (each as defined below) to amend that certain Revolving Credit Agreement, dated as of August 19, 2019 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and, as further amended by this Amendment, the “Amended Credit Agreement”), among Opportunity Funding SPE IV, LLC (“OF IV Borrower”) and SalaryTap Funding SPE, LLC (“STF Borrower”), as Borrowers, Opportunity Financial, LLC (the “Company”), as originator (in such capacity, the “Originator”), as servicer (in such capacity, the “Servicer”), as a Seller (in such capacity, a “Seller”) and as a guarantor (in such capacity, a “Guarantor”), OppWin, LLC (“OppWin”), as a Seller (in such capacity, a “Seller”) and as a guarantor (in such capacity, a “Guarantor”), OppWin SalaryTap, LLC (“OppWin ST”), as a Seller (in such capacity, a “Seller”) and as a guarantor (in such capacity, a “Guarantor”), SalaryTap, LLC (“SalaryTap”), as a Seller (in such capacity, a “Seller”; the Borrower, the Company, the Servicer, the Originator and each Seller, collectively, the “Credit Parties”), and as a guarantor (in such capacity, a “Guarantor”), OPPORTUNITY MANAGER, LLC, OPPORTUNITY FINANCIAL CARD COMPANY, LLC, OPPWIN CARD, LLC, and OppFi Management Holding, LLC, each as a guarantor (in such capacity, each a “Guarantor”), the other Guarantors from time to time party thereto, BMO Harris Bank N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), and as Collateral Agent (in such capacity, the “Collateral Agent” and together with the Administrative Agent, the “Agents”) and the Lenders parties thereto from time to time (the “Lenders” and each, individually, a “Lender”).
PRELIMINARY STATEMENTS
WHEREAS, the Borrowers, the Servicer, the Originator, the Sellers, the Agents and the Lenders are party to the Existing Credit Agreement.
WHEREAS, the parties hereto desire to amend the Existing Credit Agreement, on the terms and conditions set forth herein, to among other things, modify the pricing and financial covenants set forth therein.
NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:
AGREEMENT
1.    Definitions. Capitalized terms that are used in this Amendment (including the recitals hereto, which are herein incorporated) but are not defined herein shall have the meanings set forth in the Amended Credit Agreement, unless otherwise stated.
2.    Amendments to Credit Agreement. Effective as of the date of this Amendment and subject to satisfaction of the conditions precedent set forth in Section 5 below, the Existing Credit Agreement shall be and hereby is amended as set forth below:

(a)    Section 1.01 of the Existing Credit Agreement (Definitions) is amended by either (i) amending and restating or (ii) adding in proper alphabetical order, as applicable, the following defined terms, each to read as follows:
“Adjusted EBIT (Company)” means, with reference to any period, Net Income of the Company for such period determined on a consolidated basis in accordance with GAAP, plus, without duplication, all amounts deducted in arriving at such Net Income amount in respect of (a) Interest Expense for such period, (b) federal, state and local income taxes for such period, (c) one-time expenses incurred during such period (and prior to the Fifth Amendment Effective Date) in respect of the SPAC Transaction in an aggregate amount not to exceed $ [***], (d) ongoing charges and expenses incurred during such period in respect of SPAC Warrant Liabilities in an aggregate amount not to exceed $ [***] in any period of twelve consecutive months; provided that, solely for purposes of calculating Adjusted EBIT (Company) for any measurement period ending on or prior to December 31, 2021, the addback set forth in this clause (d) shall not be subject to any cap, and (e) equity compensation paid in Capital Stock of OppFi Inc. during such period which is a non-cash expense.
“Adjusted Term SOFR” mean the per annum rate equal to the sum of (i) Term SOFR plus (ii) a credit spread adjustment of 0.11%.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Accrual Period” pursuant to Section 2.12(d).
“Base Rate” means, for any day, the rate per annum equal to the greatest of: (a) the rate of interest announced or otherwise established by the Administrative Agent from time to time as its prime commercial rate as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be the Administrative Agent’s best or lowest rate), (b) the sum of (i) the Federal Funds Rate for such day, plus (ii) 1/2 of 1%, and (c) the sum of (i) Adjusted Term SOFR in effect on such day plus (ii) 1.00%. Any change in the Base Rate due to a change in the prime rate, the quoted federal funds rates or Term SOFR, as applicable, shall be effective from and including the effective date of the change in such rate (for the avoidance of doubt, changes in Base Rate due to a change in Term SOFR shall be effective as of the next Interest Accrual Period). If the Base Rate is being used as an alternative rate of interest pursuant to the terms hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above; provided that if Base Rate as determined above shall ever be less than the Floor, then Base Rate shall be deemed to be the Floor.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.12.

“Benchmark Replacement” means, either of the following to the extent selected by Administrative Agent in its sole discretion (following consultation with the Borrowers),
    (a)    Daily Simple SOFR; or
    (b)    the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
    (a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
    (b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative or not to comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided, that such non-representativeness or non-compliance will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
    (a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
    (b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
    (c)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative or do not, or as a specified future date will not, comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12.
“Change Date” shall mean the first Business Day of each calendar month.
“Conforming Changes” means with respect to either the use of administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Accrual Period,” the definition of “U.S. Government Securities Business Day”, the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent (following consultation with the Borrowers) decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent (following consultation with the Borrowers) decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines (following consultation with the Borrowers) that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides (following consultation with the Borrowers) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Floor” means the rate per annum of interest equal to 0.40%, minus any credit spread adjustment then in effect; provided that in no event shall the Floor be less than 0.00%.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Interest Accrual Period” shall mean (i) the period from the Seventh Amendment Effective Date until (but not including) the first Change Date thereafter, and (ii) each period thereafter from (and including) each Change Date until (but not including) the next Change Date; except that the Interest Accrual Period, if any, that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date.
“Interest Rate” means, with respect to any Loan, the Adjusted Term SOFR as from time to time in effect plus the Applicable Margin, subject to Section 2.12.
“Key Employee” means each of [***]r, such other Persons identified in any side letter entered into between the Administrative Agent and the Company, and any replacement(s) approved by the Administrative Agent acting in a commercially reasonable manner.
“Reporting Date” means the 15th and last day of each calendar month. Notwithstanding anything to the contrary contained herein, the first Reporting Date in respect of the STF Borrower and the Borrowing Base (STF Borrower) shall be February 15, 2022.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York) or a successor administrator of the secured overnight financing rate).
“SOFR Loan” means a Loan bearing interest based on Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate.”
“Term SOFR” means, as of any day of determination, the Term SOFR Reference Rate for a one-month period on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day of determination, in each case as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for a one-month period has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities

Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day; provided, if Term SOFR determined as provided above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Total Adjusted Debt (Company)” means, at any time the same is to be determined, (a) total liabilities of the Company, determined on a consolidated basis in accordance with GAAP, minus (b) the principal amount of, and any accrued noncurrent pay interest on, Qualifying Subordinated Debt, in each case, determined on a consolidated basis in accordance with GAAP, minus (c) the aggregate amount of the SBA PPP Loan then outstanding, minus (d) the aggregate amount of SPAC Warrant Liabilities then outstanding, minus (e) the aggregate amount of lease liabilities then outstanding, minus (f) the aggregate tax receivable agreement balance then outstanding.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
(b)    The defined term “LIBOR Rate” is deleted in their entirety from the Credit Agreement and all references to “LIBOR Rate” set forth in the Credit Agreement are replaced in their entirety with “Term SOFR”.
(c)    A new Section 1.4 is added to the Credit Agreement immediately following Section 1.3 thereof to read as follows:
Section 1.4.    Interest Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Benchmark, any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Benchmark or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

(d)    Clause (a) of Section 2.4 of the Existing Credit Agreement (Interest on Loans) is amended and restated in its entirety to read as follows:
    (a)    Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) at a per annum rate equal to Adjusted Term SOFR plus the Applicable Margin. In connection with the use or administration of Term SOFR, the Administrative Agent (following consultation with the Borrowers) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrowers and the Lenders in writing of the effectiveness of any Conforming Changes (and will provide the Borrowers and the Lenders with copies of any Conforming Changes effected in accordance with this paragraph) in connection with the use or administration of Term SOFR.
(e)    Section 2.12 of the Existing Credit Agreement (Effect of Benchmark Transition Event) is amended and restated in its entirety to read as follows:
    Section 2.12.    Effect of Benchmark Transition Event. Notwithstanding anything to the contrary herein or in any other Loan Document:
    (a)    Benchmark Replacement. If a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
    (b)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right (following consultation with the Borrowers) to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document, provided that the Administrative Agent provides written notice of such Conforming Changes, including copies of such Conforming Changes effected in accordance with this paragraph, promptly following the implementation thereof..
    (c)    Notice; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrowers of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.12. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.12, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.12.
    (d)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administration of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Accrual Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Accrual Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
    (e)    Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any pending request for a SOFR Borrowing and any Loans then outstanding or thereafter requested shall be deemed to bear interest at the greater of the Base Rate as from time to time in effect and the Floor. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
(f)    Clause (a)(ii) of Section 5.11 of the Existing Credit Agreement (Financial Covenants) is amended and restated in its entirety to read as follows:
(ii)    Interest Coverage Ratio. As of the last day of each fiscal month ending on or after July 31, 2021 (other than the fiscal months ending March 31, 2022 through and including July 31, 2022), the Interest Coverage Ratio shall not be less than (x) to the extent Liquidity as of the last day of such fiscal month is less than $ [***], [***]to [***]or (y) to the extent Liquidity as of the last day of such fiscal month is greater than or equal to $ [***], [***] to [***]. For the fiscal months ending March 31, 2022 through and including July 31, 2022, (1) the Liquidity as of the last day of each such fiscal month shall not be less than $ [***] and (2) the Interest Coverage Ratio as of the last day of each such fiscal month shall not be less than: (a) for the fiscal month ending March 31, 2022, [***]to [***]; (b) for the fiscal month ending

April 30, 2022, [***] to [***]; (c) for the fiscal month ending May 31, 2022, [***] to [***]; (d) for the fiscal month ending June 30, 2022, [***] to [***]; and (e) for the fiscal month ending July 31, 2022, [***] to [***].
(g)    Clause (v) of Section 7.1 of the Existing Credit Agreement (Events of Default) is amended and restated in its entirety to read as follows:
(v)    Key Employee Event. The occurrence of any event or transaction as a result of which [***]and any one (1) other Key Employee shall for any reason to cease to either be actively engaged in the day-to-day management of the Company or hold the title of “director” of the Company and are not replaced within one hundred twenty (120) days of such occurrence with replacements suitable to the Administrative Agent in its commercially reasonable judgment; provided, that for the avoidance of doubt, for the purposes of Sections 3.2 and 3.3 only, no “Default” shall be deemed to have occurred during the foregoing one hundred twenty (120) day period during which the Company has the ability to replace a Key Employee; provided, further that upon the approval of a replacement for any Key Employee suitable to the Administrative Agent in its commercially reasonable judgment, such replacement shall be considered a “Key Employee” and the departing Key Employee shall no longer be considered a “Key Employee” for purposes of this Section 7.1(v);
(h)    The notice address for Opportunity Financial, LLC set forth in Section 1 of Appendix B attached to the Existing Credit Agreement is amended and restated in its entirety to read as follows:
Opportunity Financial, LLC
130 East Randolph Street, Suite 3300
Chicago, Illinois 60601
Attention:    Pamela Johnson
Facsimile No.:
Telephone No.:
Email:
(i)    Exhibit C-2 attached to the Existing Credit Agreement is amended and restated in its entirety to read as set forth on Exhibit C-2 attached hereto and made a part hereof.
3.    Limitation of Amendments.
(a)    The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written. This Amendment does not, and shall not be construed to, constitute a waiver of any past, present or future violation of the Credit Agreement, the other Credit Documents or any other related document, and shall not, directly or indirectly in any way whatsoever either: (i) impair, prejudice or otherwise adversely affect any Agent’s or any Lender’s right at any time to exercise any right, privilege or remedy in connection with the Credit Agreement, any other Credit Document or any other related document (all of which rights are hereby expressly reserved by the Agents and Lenders), (ii) except as specifically set forth herein, amend or alter any provision of the Credit Agreement, any other Credit Document or any other related document, (iii) constitute any course of dealing or other basis for altering any obligation of Borrower or any of its Affiliates or any right, privilege or remedy of any Agent or any Lender under the Credit Agreement, any other Credit Document or any other related document or

(iv) constitute any consent (deemed or express) by any Agent or any Lender to any prior, existing or future violations of the Credit Agreement, any other Credit Document or any other related document. There are no oral agreements among the parties hereto, and no prior or future discussions or representations regarding the subject matter hereof shall constitute a waiver of any past, present or future violation of the Credit Agreement, any other Credit Document or any other related document.
(b)    This Amendment shall be construed in connection with and as part of the Credit Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Credit Agreement, as amended by this Amendment, and each other Credit Document are hereby ratified and confirmed and shall remain in full force and effect, except that on and after the date hereof all references in the other Credit Documents to the “Credit Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Credit Agreement shall mean and refer to the Amended Credit Agreement.
4.    Representations and Warranties.
(a)    Each Credit Party and Guarantor affirms that the execution, delivery and performance of this Amendment and the performance by it of the Amended Credit Agreement have been duly authorized by all necessary action, and it has all requisite power and authority to execute, deliver and perform this Amendment and to perform the Amended Credit Agreement.
(b)    Each Credit Party and Guarantor represents and warrants that this Amendment and the Amended Credit Agreement constitute its legally valid and binding obligations, enforceable against it in accordance with the respective terms hereof and thereof, except as enforcement may be limited by equitable principles (regardless of whether enforcement is sought in equity or at law) or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.
(c)    Each Credit Party (each with respect to itself) represents and warrants that the representations and warranties contained in Section 4 of the Amended Credit Agreement are true and correct in all material respects as of the date hereof as though made on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date), and no Default or Event of Default exists (after giving effect to this Amendment) or would result from this Amendment becoming effective in accordance with its terms.
5.    Conditions Precedent to Effectiveness of this Amendment. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by the Administrative Agent:
(a)    The Administrative Agent shall have received this Amendment duly executed by the Credit Parties, the Guarantors, and the Lenders.
(b)    The Administrative Agent shall have received from the Borrowers, for the ratable benefit of the Lenders in accordance with their pro rata shares of the Revolving Commitments, an amendment fee (the “Amendment Fee”) in in an amount equal to $50,000, such Amendment Fee to be fully earned on the Seventh Amendment Effective Date and nonrefundable when paid.
(c)    The Administrative Agent shall have received a duly executed Certificate Regarding Authorized Officers.
(d)    The Borrower shall have paid to the Agents and the Lenders, as applicable, all outstanding Permitted Expenses.

(e)    Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.
6.    Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the Credit Documents and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Credit Documents are ratified and confirmed as of the Effective Date and shall continue in full force and effect. The Borrower hereby agrees that all Liens and security interests securing payment of the Obligations under the Credit Documents are hereby collectively renewed, ratified and brought forward as security for the payment and performance of the Obligations. The Credit Parties, the Guarantors, the Agents and the Lenders agree that the Credit Agreement and the other Credit Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).
7.    Reaffirmation. Each Guarantor hereby represents and warrants that its Guaranty and each other Credit Document to which such Guarantor is a party is the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. Each Guarantor confirms that the representations and warranties set forth in the Credit Agreement and the other Credit Documents made by such Guarantor are true and correct as to such Guarantor in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date) and each Guarantor shall comply with each of the covenants set forth in the Credit Agreement and the other Credit Documents applicable to it. Without limiting the generality of the foregoing, each Guarantor hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Section 10 thereof, to the same extent and with the same force and effect as if such Person was an original signatory party thereto.
8.    Reference to Credit Agreement; Amendment as a Credit Document. Each of the Credit Agreement and the other Credit Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such other Credit Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby. Each Credit Party and Guarantor acknowledges and agrees that this Amendment constitutes a “Credit Document.”
9.    Expenses of Agents and Lenders. Each Credit Party agrees to pay, jointly and severally, promptly after demand, all reasonable and documented out-of-pocket costs and expenses of the Agents and the Lenders in connection with the negotiation, preparation, execution and delivery of this Amendment in accordance with Section 9.2 of the Amended Credit Agreement.
10.    Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
11.    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agents, the Lenders, the Credit Parties, the Guarantors, and their respective successors and permitted assigns, except that the Credit Parties and the Guarantors may not assign or transfer any of its respective rights or obligations hereunder without the prior written consent of the Administrative Agent.
12.    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agents of a manually signed paper Amendment which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Amendment converted into another format, for transmission, delivery and/or retention. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
13.    No Waiver. Other than as specifically set forth in Section 2, nothing contained in this Amendment shall be construed as an amendment or waiver by the Agents or the Lenders of any covenant or provision of the Credit Agreement, the other Credit Documents, this Amendment, or of any other contract or instrument among the Credit Parties, the Guarantors, the Lenders and the Agents, and the failure of the Lenders and the Agents at any time or times hereafter to require strict performance by the Credit Parties and the Guarantors of any provision thereof shall not waive, affect or diminish any right of the Agents to thereafter demand strict compliance therewith. The Agents and Lenders hereby reserve all rights granted to each of them under the Credit Agreement, the other Credit Documents, this Amendment and any other contract or instrument among the Credit Parties and the Guarantors and any one or more of the Agents and the Lenders.
14.    Release. To the extent permitted by applicable law, no Credit Party and no Guarantor shall assert, and each Credit Party and each Guarantor hereby waives, any claim against the Lenders, the Agents and their respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, arising out of, in connection with, as a result of, or in any way related to this Amendment and each Credit Document on or before the date of this Amendment and each of Credit Party and Guarantors hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
15.    Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
16.    Applicable Law. THIS AMENDMENT, AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

17.    Final Agreement. THE CREDIT AGREEMENT, AS AMENDED HEREBY, CONSTITUTES THE ENTIRE CONTRACT BETWEEN AND AMONG THE PARTIES RELATING TO THE SUBJECT MATTER THEREOF AND SUPERSEDES ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER THEREOF.
18.    Time. Time is of the essence of this Amendment.
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IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first above-written.

Opportunity funding SPE IV, LLC,
as Borrower
By: /s/ Vasili Gerogiannis_________
    Name: Vasili Gerogiannis
    Title: Chief Capital Officer
SalaryTap funding SPE, LLC,
as Borrower
By: /s/ Vasili Gerogiannis_________
    Name: Vasili Gerogiannis
    Title: Chief Capital Officer
SalaryTap, LLC,
as a Guarantor
By: /s/ Vasili Gerogiannis_________
    Name: Vasili Gerogiannis
    Title: Chief Capital Officer

Opportunity Financial, LLC, its individual capacity, as Originator, Servicer, a Guarantor and a Seller
OppWin, LLC, as a Guarantor and a Seller
OppWin SalaryTap, LLC, as a Guarantor and a Seller
OPPORTUNITY MANAGER, LLC, as a Guarantor
OppFi Management Holdings, LLC, as a Guarantor
OPPORTUNITY FINANCIAL CARD COMPANY, LLC, as a Guarantor
OPPWIN CARD, LLC, as a Guarantor
By: /s/ Vasili Gerogiannis_________
    Name: Vasili Gerogiannis
    Title: Chief Capital Officer

Signature Page to Amendment No. 7 to Revolving Credit Agreement

Signature Page to Amendment No. 7 to Revolving Credit Agreement

BMO Harris Bank N.A., as Administrative Agent, Collateral Agent, and sole Lender
By:Kathryn K. Mester______________________
    Name: Kathryn K. Mester
    Title: Vice President

Signature Page to Amendment No. 7 to Revolving Credit Agreement

Exhibit C-2